Exhibit 99.1

Novavax Announces Proposed Public Offering of Common Stock

Gaithersburg, MD (March 24, 2015)—Novavax, Inc. (Nasdaq: NVAX), a clinical-stage vaccine company focused on the discovery, development and commercialization of recombinant nanoparticle vaccines and adjuvants, today announced that it intends to offer to sell, subject to market and other conditions, $175 million of its common stock in an underwritten public offering. As part of this offering Novavax intends to grant the underwriters a 30-day option to purchase up to an additional $26.25 million of its common stock.

J.P. Morgan and Citigroup are acting as joint book-running managers of the offering.

All shares being offered are to be sold by Novavax with the net proceeds from the offering to be used for the advancement of Novavax’ lead vaccine candidates, including the preparation and potential initiation of Phase 3 clinical trials of its elderly RSV and maternal RSV programs, as well as its other clinical and preclinical research programs and general corporate purposes, including working capital, product development, manufacturing and process development expenditures and capital expenditures, as well as acquisitions and other strategic purposes.

The securities described above are being offered by Novavax pursuant to its registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering may be made only by means of the preliminary prospectus supplement and the prospectus relating to the proposed offering, copies of which may be obtained, when available, from J.P. Morgan and Citigroup, Attention: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone: (866) 803-9204; or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146.

About Novavax

Novavax, Inc. (Nasdaq:NVAX) is a clinical-stage vaccine company committed to delivering novel products to prevent a broad range of infectious diseases. Its recombinant nanoparticles and Matrix-M™ adjuvant technology are the foundation for ground-breaking innovation that improves global health through safe and effective vaccines.

Forward-Looking Statements

Statements contained in this release, including those relating to the sale of common stock, and those statements using words such as “expects” and “intends” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering; our planned use of the proceeds from this offering; capital market risks; our ability to raise additional capital when needed; and other risk factors identified from time to time in the reports we file with Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are available at www.sec.gov. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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Contact:	Novavax, Inc.

Barclay A. Phillips

SVP, Chief Financial Officer and Treasurer

Andrea N. Flynn, Ph.D.

Senior Manager, Investor Relations

ir@novavax.com

240-268-2000